Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Zhibao Technology Inc.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A ordinary shares issuable upon conversion of the L1 Second Tranche Note	(1)	8,865,249	$10,062,057.62	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the First Closing of First Tranche Warrant	(2)	74,451	270,257.13	F-1	333-282423	11/22/2024
Equity	Additional Class A ordinary shares issuable upon exercise of the First Closing of First Tranche Warrant	(3)	50,146	56,915.71	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the Second Closing of First Tranche Warrant	(4)	79,599	288,944.37	F-1	333-282423	11/22/2024
Equity	Additional Class A ordinary shares issuable upon exercise of the Second Closing of First Tranche Warrant	(5)	46,825	53,146.38	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the Third Closing of First Tranche Warrant	(6)	184,788	209,734.38	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the First Closing of Second Tranche Warrant	(7)	202,459	229,790.97	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the Second Closing of Second Tranche Warrant	(8)	202,459	229,790.97	F-1	333-286140	07/21/2025
Equity	Class A ordinary shares issuable upon exercise of the Pre-Funded Warrant	(9)	984,769	3,574,693.32	F-1	333-282423	11/22/2024

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Prospectus Note(s):

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 8,865,249 Class A ordinary shares that are issuable upon conversion of the L1 Second Tranche Note originally registered for resale on the Registration Statement on Form F-1 (File No. 333-286140).
(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 74,451 Class A ordinary shares that are issuable upon exercise of the First Closing of First Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-282423).
(3)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of additional 50,146 Class A ordinary shares that are issuable upon exercise of the First Closing of First Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-286140).
(4)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 79,599 Class A ordinary shares that are issuable upon exercise of the Second Closing of First Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-282423).
(5)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of additional 46,825 Class A ordinary shares that are issuable upon exercise of the Second Closing of First Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-286140).
(6)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 184,788 Class A ordinary shares that are issuable upon exercise of the Third Closing of First Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-282423).
(7)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 202,459 Class A ordinary shares that are issuable upon exercise of the First Closing of Second Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-286140).
(8)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 202,459 Class A ordinary shares that are issuable upon exercise of the Second Closing of Second Tranche Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-286140).
(9)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of 984,764 Class A ordinary shares that are issuable upon exercise of the Pre-Funded Warrants originally registered for resale on the Registration Statement on Form F-1 (File No. 333-282423).